Exhibit 10.5

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of April 25, 2016 (“Agreement”), is by and between Aradigm Corporation, a California corporation (“Depositor”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Escrow Agent hereunder (“Escrow Agent”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Trustee (the “Trustee”) under the Underlying Agreement (defined below). Except as otherwise defined herein, capitalized terms in this Agreement shall have the meanings set forth in the Underlying Agreement (as defined below).

RECITALS

WHEREAS, Depositor has entered into an Indenture, by and between Depositor and U.S. Bank National Association, a national banking association, as trustee (as amended, restated, supplemented or otherwise modified from time to time, the “Underlying Agreement”), dated as of April 25, 2016, pursuant to which Depositor has agreed to deposit with the Escrow Agent funds in the amount of $1,800,000.00, which is an amount, determined by the Depositor, sufficient to pay all required payments of interest (excluding Additional Interest, if any) through May 1, 2017 (the “Second Payment Date”) due to Holders of Notes issued pursuant to the terms of the Underlying Agreement (the “Initial Deposit Amount”). The Underlying Agreement provides that Depositor shall deposit the Custodial Funds (defined below) in a segregated escrow account to be held by Escrow Agent;

WHEREAS, Depositor desires (i) to establish an account with Escrow Agent, and (ii) that Escrow Agent perform certain services with respect to such account in accordance with the terms and conditions hereof;

WHEREAS, Escrow Agent is willing to perform such services in accordance with the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used herein:

“Depositor Representative” shall mean the person(s) so designated on Schedule D hereto or any other person designated in a writing signed by Depositor and delivered to Escrow Agent in accordance with the notice provisions of this Agreement, to act as its representative under this Agreement.

“Custodial Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Written Direction” shall mean a written direction executed by a Depositor Representative and directing Escrow Agent to disburse all or a portion of the Custodial Funds or to take or refrain from taking any other action pursuant to this Agreement.

2. Appointment of and Acceptance by Escrow Agent. Depositor hereby appoints Escrow Agent to serve as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Custodial Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Custodial Funds in accordance with this Agreement.

3. Deposit of Custodial Funds. (i) Simultaneously with the execution and delivery of this

Agreement, Depositor will transfer funds in the amount equal to the Initial Deposit Amount, by wire transfer of immediately available funds, to an account designated by Escrow Agent (such account, the “Escrow Account”), (ii) on the date additional Notes are issued pursuant to the Underlying Agreement in connection with the effectiveness of the Registration Statement, Depositor will, with advance written notice to Escrow Agent, deliver cash in an amount determined by Depositor sufficient to pay all required payments of interest (excluding Additional Interest, if any) through the Second Payment Date to Holders of Notes issued pursuant to the terms of the Underlying Agreement, by wire transfer of immediately available funds, to the Escrow Account, and (iii) if additional Notes are issued pursuant to the Underlying Agreement prior to the Second Payment Date, Depositor will, with advance written notice to Escrow Agent, transfer additional funds, by wire transfer of immediately available funds, to Escrow Agent (collectively, the “Custodial Funds”). All such funds received by Escrow Agent shall be promptly deposited by Escrow Agent into a segregated account.

4. Disbursement of Custodial Funds upon Written Direction. Following the Second Payment Date, Escrow Agent shall disburse Custodial Funds at any time and from time to time, upon receipt of, and in accordance with, a Written Direction. Such Written Direction shall contain complete payment instructions, including complete wiring instructions or an address to which a check shall be sent. Depositor shall have full responsibility for the accuracy and sufficiency of payment instructions and Escrow Agent shall have no responsibility therefor. The form of Written Direction directing the disbursement of funds may be substantially in the form of Schedule A hereto; provided, however, that other forms of Written Direction may be acceptable to Escrow Agent in its reasonable discretion. Prior to any disbursement, Escrow Agent shall have received reasonable identifying information regarding the recipient such that Escrow Agent may comply with its regulatory obligations and reasonable business practices, including without limitation a completed United States Internal Revenue Service (“IRS”) Form W-9 or W-8, as applicable. All disbursements of funds from the Custodial Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties pursuant to Section 11 and Section 12 below.

5. Regular Interest Payments. On each of November 1, 2016 and the Second Payment Date, Escrow Agent, upon receipt of a Written Direction from the Company in the form of Schedule A hereto, shall disburse Custodial Funds to the Trustee in an amount sufficient to pay the aggregate amount of interest (excluding any Additional Interest) to be paid on the Notes on such date; provided, however that if any Event of Default has occurred and is continuing under Section 6.01 of the Indenture and the Notes have become due and payable by acceleration under Section 6.02 of the Indenture, the Escrow Agent shall, upon receipt of a written notice from the Trustee (unless each of the Trustee and the Escrow Agent are U.S. Bank National Association, in which case no such written notice shall be required), disburse all of the Custodial Funds to the Trustee. The scheduled interest payments due on the Notes through and including the Second Payment Date are to be made from (1) amounts held in the Escrow Account in accordance with the procedures set forth herein and (2) if required, other sources of funds available to Depositor; provided, however, that nothing herein shall be construed as limiting Depositor’s obligation to make all interest payments due on the Notes at the times and in the amounts required under the Notes. The Written Direction delivered by the Depositor to the Escrow Agent pursuant to this Section 5 shall include complete payment instructions, including the identity of the Trustee, complete wiring instructions and the amount of such payment to be made to the Trustee. Depositor shall have full responsibility for the accuracy and sufficiency of payment instructions and Escrow Agent shall have no responsibility therefor.

6. Suspension of Performance; Disbursement into Court. If, at any time, (a) there shall exist any dispute with respect to the holding or disposition of all or any portion of the Custodial Funds or any other obligations of Escrow Agent hereunder, (b) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Custodial Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (c) Depositor has not, within thirty (30) calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 8 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions: (i) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed, and (ii) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Custodial Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Escrow Agent shall have no liability to Depositor or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Custodial Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

7. Investment of Funds. Based upon Depositor’s prior review of investment alternatives, in the absence of further specific written direction to the contrary, Escrow Agent is directed to invest and reinvest the Custodial Funds in the investment indicated on Schedule B hereto. Depositor may provide Written Direction changing the investment of the Custodial Funds; provided, however, that no investment may be made except in the following: (i) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America; (ii) U.S. dollar denominated demand and time deposit accounts with a national bank or banking association (including Escrow Agent) which has a rating on its short-term deposits on the date of investment of “A-1” or “A-l+” by Standard &Poor’s and “P-1” by Moody’s and maturing no more than 360 days after the date of investment (ratings on holding companies are not considered as the rating of the bank); or (iii) money market funds, including funds managed by Escrow Agent or any of its affiliates, rated on the date of investment “AAAm” by Standard &Poor’s or “Aaa-mf” by Moody’s; provided, however, that Escrow Agent will not be directed to invest in investments that Escrow Agent in its sole discretion determines are not consistent with Escrow Agent’s policy or practices. Depositor acknowledges that Escrow Agent does not have a duty nor will it undertake any duty to provide investment advice. To the extent that Depositor directs Escrow Agent to invest in a money market fund as described in clause (iii) of this Section 7, Depositor acknowledges that it has received from Escrow Agent, either directly or via access to a relevant website, a current copy of the prospectus for the investment it has authorized, prior to providing such authorization.

All investments shall be made in the name of Escrow Agent. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Depositor, sell or liquidate any of the foregoing investments at any time for any disbursement of Custodial Funds permitted or required hereunder. All investment earnings shall become part of the Custodial Funds and investment losses shall be charged against the Custodial Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Custodial Funds. With respect to any Custodial Funds received by Escrow Agent after twelve o’clock, p.m., St. Paul, Minnesota, local time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in St. Paul, Minnesota and the New York Stock Exchange are open for business.

8. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to Depositor specifying a date when such resignation shall take effect. Upon any such notice of resignation, Depositor shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. If Depositor fails to appoint a successor Escrow Agent within such time, Escrow Agent shall have the right to petition a court of competent jurisdiction to appoint a successor Escrow Agent, and all costs and expenses (including without limitation attorneys’ fees) related to such petition shall be paid by Depositor. The retiring Escrow Agent shall transmit all records pertaining to the Custodial Funds and shall pay all Custodial Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees)

payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

9. Binding Effect; Successors. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors or assigns. If Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to another corporation, the successor or transferee corporation without any further act shall be the successor Escrow Agent.

10. Liability of Escrow Agent. Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. Escrow Agent has no fiduciary or discretionary duties of any kind. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation any other agreement between the parties hereto or other persons even though reference thereto may be made herein. In no event shall Escrow Agent have any responsibility to determine, investigate or monitor whether any action it is requested to take hereunder fulfills or complies with Depositor’s obligations with respect to the Underlying Agreement or to any third party. Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the sole cause of any loss to Depositor. Escrow Agent’s sole responsibility shall be for the safekeeping of the Custodial Funds in accordance with Escrow Agent’s customary practices and disbursement thereof in accordance with the terms of this Agreement. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action. Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Custodial Funds, any account in which Custodial Funds are deposited, this Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. Depositor shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Depositor agrees to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court with respect to the Custodial Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Custodial Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

11. Indemnification of Escrow Agent. From and at all times after the date of this Agreement, Depositor shall, to the fullest extent permitted by law, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to the negotiation, preparation, execution, performance or failure of performance in connection with this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Depositor further agrees to indemnify each Indemnified Party for all costs, including without limitation reasonable attorney’s fees, incurred by such Indemnified Party in connection with the enforcement of Depositor’s indemnification obligations hereunder. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by Depositor. The obligations of Depositor under this Section 11 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

12. Compensation of Escrow Agent. Depositor agrees to compensate Escrow Agent on demand for its services hereunder in accordance with Schedule C hereto. The obligations of Depositor under this Section 12 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may disburse to itself from the Custodial Funds, from time to time, the amount of any compensation and reimbursement of reasonable out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification hereunder). Escrow Agent shall notify Depositor of any disbursement from the Custodial Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish Depositor copies of related invoices and other statements. Depositor hereby grants to Escrow Agent and the Indemnified Parties a security interest in, lien upon and right of offset against the Custodial Funds with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Custodial Funds are insufficient to cover such compensation and reimbursement, Depositor shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

13. Representations and Warranties. Depositor makes the following representations and warranties to Escrow Agent: (a) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly approved by all necessary action and constitutes its valid and binding agreement enforceable in accordance with its terms; and (b) each of the applicable persons designated on Schedule D hereto have been duly appointed to act as authorized representatives hereunder and individually have full power and authority to execute and deliver any Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as authorized representatives under this Agreement, all without further consent or direction from, or notice to, it or any other party, provided that any change in designation of such authorized representatives shall be provided by written notice delivered to each party to this Agreement.

14. Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, Escrow Agent requires documentation to verify its formation and existence as a legal entity. Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Depositor acknowledges that a portion of the identifying information set forth herein is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

15. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree to the personal jurisdiction by and venue in the state and federal courts in the State of New York and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

16. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered by (i) personal delivery, or (ii) national overnight courier service, or (iii) certified or registered mail, return receipt requested, or (iv) facsimile transmission, with confirmed receipt or (v) electronic mail by way of a PDF attachment thereto of a manually executed document. Notice shall be effective upon receipt except for notice by electronic mail, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16). Such notices shall be sent to the applicable party or parties at the address specified below:

If to Depositor or Depositor Representative at:

Aradigm Corporation

3929 Point Eden Way

Hayward, California 94545

Facsimile: (510) 265-8878

Attention:    Igor Gonda

                    Nancy Pecota

If to Escrow Agent at: U.S. Bank National Association, as Escrow Agent

ATTN: Raymond S. Haverstock

Address:      60 Livingston Avenue

                    St. Paul, MN 55107

                    EP-MN-WS3C

Telephone:  (651) 466-6299

Facsimile:   (651) 466-7429

and to:

U.S. Bank National Association

ATTN:       Jessica Markfort

Trust Finance Management

                  60 Livingston Avenue

                  St. Paul, MN 55107

                  EP-MN-WS3C

Telephone: 651-466-6182

Facsimile: 855-261-5608

If to Trustee at:         U.S. Bank National Association, as Escrow Agent

ATTN: Raymond S. Haverstock

Address:        60 Livingston Avenue

                      St. Paul, MN 55107

                      EP-MN-WS3C

Telephone:    (651) 466-6299

Facsimile:     (651) 466-7429

or to such other address as each party may designate for itself by like notice and unless otherwise provided herein shall be deemed to have been given on the date received.

17. Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule D hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If Escrow Agent is unable to contact any of the designated representatives identified in Schedule D, Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of Depositor’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President, Vice President, Treasurer, General Partner and Managing Partner, as Escrow Agent may select. Such Executive Officer shall deliver to Escrow Agent a fully executed incumbency certificate, and Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. Depositor agrees that Escrow Agent may at its option record any telephone calls made pursuant to this Section. Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Depositor to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. Escrow Agent may apply any of the Custodial Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. Depositor acknowledges that these optional security procedures are commercially reasonable.

18. Amendment, Waiver and Assignment. Subject to the requirements of Article 10 of the Underlying Agreement, none of the terms or conditions of this Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Agreement. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion. Except as provided in Section 9 hereof and as permitted by the Underlying Agreement, this Agreement may not be assigned by any party without the written consent of the other parties.

19. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20. Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

21. Entire Agreement, No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Custodial Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Custodial Funds. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

22. Execution in Counterparts; Facsimiles. This Agreement and any Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The delivery of copies of this Agreement and any Written Instruction and its respective signature pages by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.

23. Termination. This Agreement shall terminate upon the distribution of all the Custodial Funds pursuant to any applicable provision of this Agreement, and Escrow Agent shall thereafter have no further obligation or liability whatsoever with respect to this Agreement or the Custodial Funds.

24. Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of Depositor and become pecuniarily interested in any transaction in which Depositor may be interested, and contract and lend money to Depositor and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude Escrow Agent from acting in any other capacity for Depositor or for any other entity.

25. Brokerage Confirmation Waiver. Depositor acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant either the right to receive brokerage confirmations for certain security transactions as they occur, Depositor specifically waives receipt of such confirmations to the extent permitted by law. Escrow Agent will furnish Depositor periodic cash transaction statements that include details for all investment transactions made by Escrow Agent.

26. Tax Reporting. Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Depositor shall consult with independent counsel concerning any and all tax matters. Depositor shall provide Escrow Agent Form W-9 and an original Form W-8, as applicable, for each payee other than the Trustee (so long as the Trustee is U.S. Bank National Association), together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent’s reporting obligations under applicable IRS regulations. If such tax documentation is not so provided, Escrow Agent shall withhold taxes as required by the IRS. Depositor shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that Depositor further agrees that:

(a) Escrow Agent IRS Reporting. Depositor shall accurately provide Escrow Agent with all information requested by Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions (other than distributions to Trustee, so long as the Trustee is U.S. Bank National Association) as well as in the performance of Escrow Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.

(b) Withholding Requests and Indemnification. Depositor agrees to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement, (ii) request Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations, and (iii) indemnify and hold Escrow Agent harmless pursuant to Section 11 hereof from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent.

(c) Imputed Interest. To the extent that IRS imputed interest regulations apply, Depositor shall so inform Escrow Agent, provide Escrow Agent with all imputed interest calculations and direct Escrow Agent to disburse imputed interest amounts as Depositor deems appropriate. Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information.

(d) Cost Basis Reporting. Depositor shall affirm in writing to Escrow Agent whether the securities being exchanged, redeemed, or sold pursuant to the Underlying Agreement are classified as “Covered Securities” or “Non-Covered Securities” under IRS Cost Basis Reporting regulations not later than thirty (30) days after a distribution hereunder. If such securities are classified as “Covered Securities”, then Depositor and is responsible for providing accurate and complete cost basis information to Escrow Agent for purposes of Form 1099-B preparation. The required information shall include each Holder’s date of acquisition and cost basis of the applicable security, and any other information that Escrow Agent may request to comply with IRS 1099-B reporting regulations. Depositor and the Holders shall provide written direction to Escrow Agent on the allocation of the cost basis to each Holder’s distribution. As used herein, “Holder” means holders of such securities under the Underlying Agreement

27. WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY SUCH PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

28. Publicity. No party will (a) use any other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other party.

29. Trustee. Notwithstanding anything to the contrary contained in this Agreement, and for the avoidance of doubt, the obligation of the Trustee to indemnify, reimburse or pay any amounts, under the terms of this Agreement, shall be an obligation of the Trustee solely in its capacity as Trustee under the Underlying Agreement and limited solely to funds available to it in the trust estate under the Underlying Agreement (net of fees and expenses of the Trustee). The obligation of the Trustee to indemnify, or to reimburse or pay any amounts, under the terms of this Agreement is not and shall not be an obligation of U.S. Bank National Association in its individual or corporate capacity. No such indemnification, reimbursement or other payment by the Trustee shall prejudice its indemnification or other rights against the Depositor or other parties under the provisions of the Underlying Agreement or any of the other documents related thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

Aradigm Corporation

By:	/s/ Nancy Pecota
Name:	Nancy Pecota
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATIONas Escrow Agent

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATIONas Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

SCHEDULE A

Form of Written Direction to Disburse

Date:

U.S. Bank National Association, as Escrow Agent

ATTN:                     , Corporate Trust Administration

Re:	Custody And Disbursement Agreement (“Agreement”) dated as of , 2016, by and between Aradigm Corporation and U.S. Bank National Association, as Escrow Agent

Pursuant to Section 4 of the above referenced Agreement, the Escrow Agent is authorized and directed to pay as follows:

Payee	Payment Instructions, including: • Receiving bank name • Receiving bank ABA number • Beneficiary account number • Beneficiary account name • Beneficiary street address (PO Box not acceptable)	Amount	Reference/Comment

AUTHORIZED AND DIRECTED:

By:
Title:

SCHEDULE B

U.S. BANK NATIONAL ASSOCIATION MONEY MARKET ACCOUNT

AUTHORIZATION DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

AUTOMATIC AUTHORIZATION

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

SCHEDULE C

Schedule of Fees for Services as Escrow Agent

SCHEDULE D

Each of the following person(s) is a Depositor Representative authorized to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Depositor’s behalf (only one signature required):

Name	Specimen signature	Telephone No.

Name	Specimen signature	Telephone No

Name	Specimen signature	Telephone No

(Note: if only one person is identified above, please add the following language:)

The following person not listed above is authorized for call-back confirmations:

[ ]
Name	Telephone Number